SUB-ITEM 77Q1(1)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION

                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as International Investors Trust Series shall be redesignated as International Value Series.


         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.




IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 16th day of October, 2002.

Samuel Adams                                         Derwyn F. Phillips
---------------------                                ------------------
Samuel Adams                                         Derwyn F. Phillips
3 Overledge Road                                     1250 West Southwinds Blvd.
Manchester, MA  01944                                Vero Beach, FL  32963


J. Kermit Birchfield                                 C. James Prieur
---------------------                                -----------------
J. Kermit Birchfield                                 C. James Prieur
33 Way Road                                          60 Douglas Drive
Gloucester, MA  01930                                Toronto, Ontario
                                                     M4W 2B3, Canada

David D. Horn
------------------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956